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                                                        Exhibit G


           Schedule of Estimated Fees and Expenses in
            Connection with the Proposed Transaction



Fees for filing under the 1935 Act                  $  2,000

Fees for filing under the 1933 Act                     1,900

Services of NEPSCO*:
     Executive and Administrative Department           5,000
     Corporate Department (including attorneys)       75,000
     Treasury Department                              55,100
     Other Departments                                17,000
                                                    --------
     Subtotal                                       $152,100

Services of Outside Counsel:                          40,000

Miscellaneous                                          4,000
                                                    ========
     TOTAL                                          $200,000




  * New England Power Service Company (NEPSCO) is an affiliated service company operating pursuant to the provisions of
     Section 13 of the Act and the Commission's rules thereunder. The services of NEPSCO are performed at the actual cost thereof.